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                                                                   EXHIBIT 21.01

SYMANTEC CORPORATION
SUBSIDIARIES OF SYMANTEC

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Name of Subsidiary                                      State and/or Country of Incorporation
--------------------------------------------            -------------------------------------
1087013 Ontario Limited                                 Canada
20/20 Software, Inc.                                    Oregon, USA
Datastorm Technologies, Inc.                            Missouri, USA
Delrina (Canada) Corporation                            Canada
Delrina (Delaware) Corporation                          Delaware, USA
Delrina (Germany) GmbH                                  Germany
Delrina (UK) Corporation Limited                        United Kingdom
Delrina (Wyoming) Limited Liability Company             Wyoming, USA
Delrina Corporation                                     Canada
Delrina International Corporation                       Barbados
DESQaway, USA                                           New York, USA
Future Labs, Inc.                                       California, USA
Inset Systems, Inc.                                     Connecticut, USA
Internetware, Inc.                                      California, USA
Louisiana Acquisition, LLC                              Delaware, USA
Louisiana Western Acquisition, Inc.                     Louisiana, USA
Limbex Corporation                                      California, USA
Mango Systems, Inc.                                     California, USA
Quarterdeck Corporation                                 Delaware, USA
Quarterdeck France S.A.R.L.                             France
Quarterdeck International Limited                       Ireland
Quarterdeck Office Systems (Middle East) Ltd.           Cyprus
Quarterdeck Office Systems Canada, Inc.                 Canada
Quarterdeck Office Systems Espana SL                    Spain
Quarterdeck Office Systems GmbH                         Germany
Quarterdeck Office Systems Pty. Ltd.                    Australia
Quarterdeck Office Systems UK Ltd.                      United Kingdom
Quarterdeck Select Corporation                          Florida, USA
Starnine Technologies, Inc.                             California, USA
Symantec (Deutschland) GmbH                             Germany
Symantec (Japan) KK                                     Japan
Symantec (Singapore) PTE Ltd.                           Singapore
Symantec (UK) Holding, Ltd.                             United Kingdom
Symantec (UK) Ltd. ("Symantec UK")                      United Kingdom
Symantec Argentina S.R.L.                               Argentina
Symantec Australia Pty. Ltd.                            Australia
Symantec Corporation (Malaysia) Sdn. Bhd.               Malaysia
Symantec do Brasil Ltda.                                Brazil
Symantec EURL                                           France
Symantec Financing B.V.                                 Netherlands
Symantec Foreign Holding, Inc.                          Delaware, USA
Symantec Foreign Holding II, Inc.                       Delaware, USA
Symantec Foreign Sales Corporation                      Barbados
Symantec Hong Kong Ltd.                                 Hong Kong
Symantec Information Technology (Beijing) Ltd.          Beijing, China
Symantec Israel Ltd.                                    Israel
Symantec Korea Ltd.                                     Korea
Symantec Limited                                        Ireland
Symantec Network Security PLC                           United Kingdom
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Symantec New Zealand Limited                            New Zealand
Symantec Nordic A.B.                                    Sweden
Symantec S.A. (Pty) Ltd.                                South Africa
Symantec SRL                                            Italy
Symantec Switzerland AG                                 Switzerland
Symantec Taiwan Limited                                 Taiwan
Vertisoft Systems, Inc.                                 California, USA
Zortech (UK) Ltd.                                       United Kingdom
Zortech Limited ("Zortech")                             United Kingdom